UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
November 6, 2006
Date of report (date of earliest event reported)
Innuity, Inc.
(Exact name of registrant as specified in its charter)

Utah	0-29129	87-0370820
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of incorporation)
8644 154th Avenue NE
Redmond, WA 98052
(Address of principal executive offices)(Zip Code)
(425) 497-9909
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
On November 6, 2006, Innuity, Inc. issued a press release announcing its financial results for the fiscal quarter ended September 30, 2006. The press release is attached as Exhibit 99.1 to this report and is incorporated herein by reference.
Use of Non-GAAP Financial Information
To supplement the information that is presented in accordance with U.S. generally accepted accounting principles (GAAP), in our historical information for the period presented in the press release, we provide certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash charges, including charges related to depreciation and amortization, share-based payments, expensing of prepaid royalties, accretion of debt discount and provisions for bad debts. We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by reconciling more closely the actual cash expenses of Innuity in its operations as well as excluding expenses related to adjustments for changes in assets and liabilities that in management’s view may make it more difficult for investors to compare our results from period to period. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by Innuity may not be comparable to similarly titled items reported by other companies.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description
99.1	Press release of Innuity, Inc. dated November 6, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNUITY, INC.

Dated: November 6, 2006	By:	/s/ Robert K. Bench
Robert K. Bench
Chief Financial Officer